ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of October 6, 2007, by and between TRANSNATIONAL FINANCIAL NETWORK, INC.., a California Corporation ("Seller"), and TFN Funding LLC , an Arizona Limited Liability Company ("Buyer").

WITNESSETH:

WHEREAS, Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller substantially all of the assets of Seller's residential mortgage lending division (the "Business") upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

I.

PURCHASE AND SALE OF ASSETS.

A.

Sale of Assets.

1.

Assets.  Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Buyer, at the Closing (as defined herein), good and valid title to the Assets (as defined below), free of any encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, "Assets" shall mean and include all of the properties, rights, interest and other tangible and intangible assets of the Business (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles) required to operate the Business in the ordinary course of business.  Without limiting the generality of the foregoing, the Assets specifically shall include those assets of the Business listed on Schedule I(A)(1) attached hereto and made a part hereof but shall not include the Excluded Assets (hereafter defined).

2.

Excluded Assets.  Ownership of the Assets of the Business set forth in Schedule I(A)(2) (the "Excluded Assets") shall not be transferred to Buyer and shall be retained by Seller following the consummation of the transactions contemplated by this Agreement.

3.

Mortgage Loans.  From time to time between the date hereof and the Closing, Seller may sell to Buyer, and Buyer may purchase from Seller, mortgage loans originated by Seller and typically sold by Seller to investors and servicers in the ordinary course of the Business (the "Mortgage Loans").  The terms and conditions of Buyer's purchase of any Mortgage Loans shall be governed by Seller's standard form of note purchase agreement.

B.

Liabilities.  In connection with its purchase of the Assets, Buyer shall assume only those liabilities of Seller which are listed on Schedule I(B)(1) attached hereto and made a part hereof (the "Assumed Liabilities").  Except as specifically set forth in this Section I(B), Buyer shall not be liable for any debt, obligation, claim or liability of Seller of any kind or description whatsoever, contingent or otherwise, known or unknown, whether incurred prior to, or for claims for events prior to Closing but paid subsequent to or at the Closing, all such un-assumed liabilities being hereinafter collectively referred to as the "Retained Liabilities".  Notwithstanding the foregoing, Buyer shall be liable for any debt, obligation, claim or liability of Seller of any kind or description whatsoever, contingent or otherwise, known or unknown, incurred prior to, or for claims for events prior to Closing.  Seller shall promptly inform Buyer of any any debt, obligation, claim or liability of Seller that is or may be Buyer’s obligation under this Buyer shall have the option to challenge said purported liabilities of Seller in court or in other legal forums at Buyer’s sole cost and expense.  Seller hereby grants Buyer an irrevocable limited power of attorney to deal with said third party claims against Seller that are or may become the responsibility of Buyer at Buyer’s sole discretion.   Buyer shall assume the Assumed Liabilities at or prior to the Closing and, upon the assumption of the Assumed Liabilities, shall pay when due the Assumed Liabilities and shall perform executory obligations arising from the Assumed Liabilities after the assumption thereof pursuant to the express terms of those contracts, leases and agreements, if any, listed on Schedule I(B)(2) attached hereto and made a part hereof (the "Assumed Contracts and Leases").

II.

PURCHASE PRICE.

A.

Subject to the adjustment set forth in Section II(B) hereof, the purchase price (the "Purchase Price") payable by Buyer to Seller for the Assets shall be $10.00 plus assumption of all outstanding liabilities and assumption of all contingent liabilities.

III.

REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller makes the following representations and warranties to Buyer on and as of the date of signing this Agreement, which shall be equally true on the Closing Date as though made on such date, and only through such date.

A.

Organization and Qualification.  Seller is a  corporation organized, validly existing and in good standing under the laws of the State of California, is qualified and in good standing in each state where the nature of its business requires it to be so qualified, and has the requisite power and authority to own, lease and operate its properties including the Assets and to carry on the Business as now being conducted.  Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

B.

Authority.  The execution and delivery of, and the consummation of the transactions contemplated by, this Agreement (and all other agreements & instruments to be executed by them in connection herewith) have been duly authorized by all necessary corporate action of Seller.  This Agreement constitutes, and all instruments required to be executed and delivered by Seller at the Closing will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.  All persons who have executed this Agreement on behalf of Seller have been duly authorized to do so by all necessary corporate action of Seller, and all persons who execute instruments required to be executed and delivered by Seller at the Closing shall have been duly authorized to do so by all necessary corporate action of Seller.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any agreement or instrument to which Seller is a party or by or to which Seller or any of the Assets may be bound or subject or affected; (ii) result in the creation of any lien, charge or encumbrance upon any of the Assets pursuant to the terms of any agreement or instrument to which Seller is a party or by or to which Seller or any of the Assets may be bound or subject or affected; (iii) violate any judgment, order, injunction, decree or award against, or binding upon, Seller or upon the securities, property or business of Seller; or (iv) to the best knowledge of Seller (and assuming that Seller and Buyer execute and deliver the Put/Call Agreement), constitute a violation by Seller of any law or regulation of any jurisdiction, to an extent that such violation or result will adversely affect the Assets or Buyer's rights thereto or enjoyment thereof after Closing.

C.

Title to and Condition of Assets.  Seller has as of the date of this Agreement, and will have as of the Closing, good and valid title to each of the Assets being sold or transferred by it, and the absolute power and right to sell, assign, transfer and deliver the Assets to Buyer without the requirement of notice to or consent or approval of any third party, free and clear of any lien, security interest, or encumbrance except as described on Schedule III(C)(1), attached hereto and made a part hereof.  Attached hereto as Schedule III(C)(2) is a complete and accurate list of all vehicles, equipment and other properties, if any, including real property, used in the operation of the Business of Seller which are leased from third parties, and Seller has furnished to Buyer true and complete copies of all leases relating to such vehicles, equipment, real property and other properties.

D.

Filing of Tax Returns and Payment of Taxes.  Seller will have duly filed all federal, state and local tax returns required to be filed through the Closing Date with respect to the Business and the Assets and, except as otherwise stated herein, has duly paid all taxes, interest, assessments, penalties or charges which have become due pursuant to such returns.  Seller has also paid all other assessments or taxes of every kind relating to the Business and the Assets to the extent that the same have become due and payable.  All sales or other transfer taxes payable to any jurisdiction by reason of the sale and transfer of the Assets pursuant to this Agreement shall be paid by Seller, except that Buyer will pay any sales taxes assessed or charged incident to the purchase and sale of vehicles sold as a part of this transaction.

E.

Compliance with Laws and Agreements.

1.

Seller operates the Business in the states listed in Schedule III(E) attached hereto and made a part hereof.

2.

The operations of the Business have not violated and are not now in violation of any judgment, order, injunction, award or decree.

3.

Seller has not received any notice that the Business is in violation of any law, ordinance or regulation, which violation could have a material adverse affect on the Business.

4.

Seller has performed all material obligations required to be performed by it under any lease, license, mortgage, note, indenture, loan or other instrument, document, or agreement relating to the Business, to which Seller is a party or by or to which it or any of the Assets is bound or subject or affected.

F.

Contracts.  Except as described in Schedule III(F) or other Schedules to this Agreement, Seller is not a party to (in its own name or as successor in interest to any predecessor) or bound by any of the following, whether written or oral, relating to the Business or properties of Seller used in the Business:

1.

contract not made in the ordinary course of the Business;

2.

employment or advisory contract or consulting contract;

3.

lease with respect to any property (real, personal or mixed), whether as lessor or lessee;

4.

continuing contract for the future purchase of materials, supplies, equipment or services;

5.

single contract for expenditures or commitment for expenditures in excess of $5,000 or in any amount extending beyond one year after the Closing Date;

6.

contract not cancelable without penalty by either party upon thirty (30) or a lesser number of days' notice;

7.

contract containing covenants limiting the freedom of Seller to compete in the Business;

8.

agreement with any officer, director or Shareholder of Seller; or

9.

any written contract or agreement of any other kind relating to the Business or properties of Seller which involves a value of $5,000 or more or a time of performance of more than one year.

True and complete copies of all contracts referenced in the preceding sentence have been furnished to Buyer.  To the best of Seller's knowledge, there does not now exist, nor will there exist at closing, any default or event which, with passage of time or notice or both, would constitute an event of default by Seller under any contract related to the Assets or the Business, which would have a material adverse affect on the Business.

G.

Financial Statements; Absence of Material Adverse Changes.  Seller has delivered to Buyer the following financial statements (collectively, the "Financial Statements"); (a) the audited balance sheets of Seller as of April 30, 2007, the related statements of income and retained earnings and cash flows, the notes thereto and the report of Bedinger & Company with respect thereto; and (b) the balance sheet of Seller as of July 31, 2007 (the "Unaudited Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the six months then ended.  The Financial Statements are accurate and complete in all respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Unaudited Interim Balance Sheet does not have notes) and present fairly the financial position of Seller as of the respective dates thereof and are the results of operations and cash flows of Seller for the periods covered thereby.  Seller hereby certifies that there are no financial transactions, assets or liabilities, fixed or contingent, which individually or collectively represent a significant claim or liability against the Business or the Assets, which are not disclosed or set forth in the Financial Statements.  Seller further certifies that, since July 31, 2007, Seller has not entered into any transaction with respect to its operation (other than this Agreement) not in the ordinary course of the Business, and there has not been any change in the Assets the effect of which was or will be in any case, or in the aggregate, materially adverse to the Business.

Seller agrees to allow access to all financial and other information necessary for Buyer and its agents to perform a complete audit of the Business, and not Seller as a whole, prior to Closing.  Seller does not hereby make any representations or warranties, nor shall Seller be deemed to make or to have made any representations or warranties, as to the accuracy, completeness or correctness of any pro forma financial statements or financial forecasts with respect to the Business which Buyer and Seller may prepare jointly, or severally, between the date of this Agreement and the Closing.

H.

Legal and Administrative Proceedings.  Schedule III(H) to this Agreement contains a complete and accurate list and description as of the date of Closing  of each of the following: all suits, actions, administrative proceedings, workers compensation claims or proceedings, governmental investigations, arbitrations, mediations or other similar proceedings relating to the Business, to which Seller is a party or against or affecting the Business or the Assets and of which Seller has received notice, and each judgment, order, injunction, decree or award (whether rendered by a court, administrative agency, or by arbitrator) relating to the Business, to which such Seller is a party or against or affecting the Business or the Assets properties (such suits, actions, administrative proceedings, governmental investigations, arbitrations or similar proceedings, and judgments, orders, injunctions, decrees or awards being hereinafter referred to as "Legal Proceedings").

I.

Insurance.  Schedule III(I) to this Agreement contains a complete and accurate list and description of all insurance policies of Seller presently in effect with respect to the Business and the Assets, copies of which shall be delivered to Buyer upon request.

J.

Patents, Trademarks and Trade Names.  Schedule III(J) to this Agreement contains a complete and accurate description of all trademarks (including service marks), trademark registrations, and applications therefore, trade names, copyrights and copyright registrations, and applications therefore, patents, patent applications and patent licenses owned by Seller and used in connection with the Business.  In the operation of the Business, to the best of Seller's knowledge, Seller is not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, trade name, copyright or patent.  Seller has not received notice of any proceedings instituted or threatened, or any claim, against Seller alleging any such infringement or violation.

K.

No Labor Activity; Employees.  None of Seller's employees are represented as of the date of this Agreement by any unit or group as his or his representative for collective bargaining or other labor purposes and no such representation will exist as of the Closing.  Seller has not received notice of any (i) charges of unfair labor practices or of employment discrimination against Seller, or (ii) of any union representation questions which involve any of Seller's employees which are pending or threatened before any governmental agency or authority.  Seller is not currently, nor during the past twenty-four (24) months has it been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees.

L.

No Change in Conduct of Business.  Since September 1, 2007, there has been no material change in the manner in which Seller conducts the Business.

M.

Customers.  Seller has made available to Buyer information concerning each and every person, company or other entity, including contact address, to whom or which Seller has provided any Business services in the twelve (12) months immediately preceding the date of this Agreement and every person, company or other entity with which Seller has an agreement to provide Business services after the date hereof.

IV.

REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer makes the following representations and warranties on and as of the date of signing this Agreement, which shall be equally true on the Closing Date as though made on such date, and only through such date:

A.

Corporate Organization and Qualification.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

B.

Authority.  The execution delivery and consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of Buyer.  This Agreement constitutes, and all instruments required to be executed and delivered by Buyer at the Closing will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.  All persons who have executed this Agreement on behalf of Buyer have been duly authorized to do so by all necessary corporate action of Buyer, and all persons who execute instruments required to be executed and delivered by Buyer at the Closing shall have been duly authorized to do so by all necessary corporate action of Buyer.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) violate any provision of the Charter or By-Laws of Buyer, (ii) violate any contract or agreement to which Buyer is a party or by or to which Buyer may be bound or subject or affected, or any judgment, order, injunction, decree or award against, or binding upon, Buyer or upon the securities, property or business of Buyer, which violation would prevent the consummation of the transactions contemplated by this Agreement or (iii) constitute a violation by Buyer of any law or regulation of any jurisdiction.

C.

Compliance with Laws.  Buyer is required to be licensed or to obtain regulatory approval in order to undertake the operation of the Business and/or ownership of the Assets in the states listed in Schedule IV(C)(1) and has obtained the required licenses and regulatory approvals as listed in Schedule IV(C)(2).

D.

Legal and Administrative Proceedings.  Except as set forth in Schedule IV(F) to this Agreement, neither Buyer nor any of its business operations or assets are subject to any of the following:

1.

suits, actions, administrative proceedings, workers compensation claims or proceedings, governmental investigations, arbitrations, mediations or other similar proceedings relating to Buyer's business operations or assets, to which Buyer is a party or against or affecting Buyer's business operations or assets and of which Buyer has received notice; and

2.

judgments, orders, injunctions, decrees or awards (whether rendered by a court, administrative agency, or by arbitrator) to which such Buyer is a party or against or affecting Buyer's business operations or assets.

V.

SELLER'S COVENANTS.

Seller agrees that:

A.

Conduct of Business.  Except as contemplated by this Agreement, between the date of this Agreement and the Closing Date, Seller shall conduct the Business in the ordinary course and shall preserve substantially intact the Business, keep available the services of its present officers and employees and preserve in all material respects its present Business relationships, financing arrangements and goodwill.  As the Assets are transferred to Buyer hereunder, Seller shall facilitate the transfer of the employment of the Business employees to Buyer's employ.

B.

Leased Space.  To facilitate Buyer's acquisition of the Assets and operation of the Business, Seller shall sublease to Buyer office space at the present principal locations of the Business in San Francisco, California, as described in and in accordance with the terms and provisions of one or more sublease agreements (the "Subleases") between Seller and Buyer to be executed and delivered by Seller and Buyer as soon as practicable following the execution and delivery hereof.

C.

Insurance.  Between the date hereof and the Closing, Seller shall maintain in force full insurance for all public liabilities and claims.  Seller acknowledges and agrees that Buyer will not provide insurance for or indemnify or defend Seller or any of Seller's officers, directors, agents or employees from any claims or damages for acts or omissions arising prior to the date of Closing.

D.

Litigation.  Between the date hereof and the Closing Date, Seller shall notify Buyer in writing of any and all Legal Proceedings pending, filed, asserted or threatened by or against Seller and related to the Business or the Assets which are not described in Schedule III(H) hereto, immediately upon receiving notice of such matters.

E.

Notice of Change.  Between the date of this Agreement and the Closing Date, Seller shall notify Buyer in writing immediately of the occurrence or existence of any fact, event or circumstance which renders untrue, inaccurate, incomplete or misleading in any respect any warranty or representation or other disclosure previously made by Seller to Buyer or which will constitute or cause a failure to satisfy any condition of Buyer's obligations to consummate the transactions contemplated hereby (including without limitation any material damage to any Assets which are tangible).

F.

Access for Buyer.  Between the date hereof and the Closing Date, in order to permit Buyer to audit and evaluate the books and records of the Business, Seller shall give Buyer's representatives full access, upon reasonable notice and during normal business hours, to all the assets, properties, books, records, agreements and commitments of Seller pertaining to the Business, furnish Buyer's representatives during such period with all such information concerning the affairs of the Business as Buyer may reasonably request and cause Seller's employees and outside experts and advisors to render to the representatives of Buyer, such cooperation and assistance in connection with their investigations of the assets, properties, books, records, agreements and commitments and other information concerning the affairs of the Business as Buyer may reasonably request, including, without limitation, information required to be delivered in connection with any audit of the Business conducted in accordance with Section VI(F)(3) hereof.

VI.

BUYER'S COVENANTS.

Buyer agrees that:

A.

Notice of Change.  Between the date of this Agreement and the Closing Date, Buyer shall notify Seller in writing immediately of the occurrence or existence of any fact, event or circumstance which renders untrue, inaccurate, incomplete or misleading in any respect any warranty or representation or other disclosure previously made by Buyer to Seller or which will constitute or cause a failure to satisfy any condition of Seller's obligations to consummate the transactions contemplated hereby.

B.

Indemnification by Buyer and Buyer’s Owners

Buyer and Buyer’s Owner jointly and severally agree to defend, indemnify, and hold harmless Seller against and in respect of:

1.

All liabilities of Seller on the date of Closing not expressly assumed by Seller pursuant to Exhibit VI(B)(1) hereto:

2.

Any and all loss, damage, or deficiency arising out of mortgages originated by Seller prior to the Closing and any and all loss, damage or deficiency rising out of mortgages held in Seller’s inventory on the Closing date and not adequately transferred hereunder.

3.

Any and all loss, damage, or deficiency resulting from any misrepresentation or breach of warranty by Buyer or Buyer’s Owner made or contained in this Agreement or in any certificate, list, or document executed or delivered to Seller under or in connection with this Agreement.

4.

Any and all actions, suits, proceedings, claims, demands assessments, judgments, costs, and expenses incident to any of the foregoing, provided, however, that if any such action, suit, or proceeding shall be commenced against, or any such claim, demand, or assessment be asserted against, Seller in respect of which Seller proposes to demand indemnification, Buyer and Buyer’s Owners shall be notified to that effect with reasonable promptness and shall have the right to assume the entire control of the defense compromise, or settlement thereof, including employment at their expense of counsel satisfactory to Seller, and in connection therewith Seller shall cooperate fully to make available to Buyer and Buyer’s Owners all pertinent information under its control.

VII.

CLOSING; CLOSING DATE.

A.

Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place promptly upon the satisfaction of all conditions to each party's obligations under this agreement, but in any event no later than October 6, 2007, at 2:00 p.m. at the offices of Seller, San Francisco, California (the date and time of the Closing being referred to in this Agreement as the "Closing Date").  Notwithstanding the foregoing, some of the Assets may be sold by Seller and purchased by Buyer prior to the Closing Date at times and locations mutually agreeable to the parties, with each such sale being referred to herein as a "Partial Closing".

B.

Further Assurances.  From the effective date hereof and after the Closing, each party hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws to cause the transactions contemplated by this Agreement and the other ancillary agreements to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other ancillary agreements.  The parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other ancillary agreements and to vest in Buyer good and marketable title to the Assets and to vest in Seller the Purchase Price.

VIII.

DELIVERIES BY SELLER.

A.

Concurrent with Seller's execution and delivery of this Agreement, Seller shall execute and deliver or cause to be delivered to Buyer:

1.

The Schedules containing the information required to be provided by Seller hereunder;

2.

Two (2) original, signed copies of the Services Agreement;

3.

Two (2) original, signed copies of a certificate of the secretary of the Seller certifying as to resolutions adopted by the Board of Directors of Seller approving the sale of substantially all of the assets of the Business to Buyer; and

In the event that Buyer shall acquire any portion of the Assets or shall assume any of the Assumed Liabilities and/or Assumed Contracts and Leases concurrent with the execution of this Agreement, subject to the terms and conditions of this Agreement, Seller also shall execute and deliver or cause to be delivered to Buyer the following documents:

4.

Two (2) original Bills of Sale in the form of Exhibit A hereto, endorsements, assignments and any other documents or instruments as may be necessary or appropriate (in the reasonable judgment of Buyer or its counsel) to assign, convey, transfer, and deliver to Buyer good and valid title, free of any encumbrances, to that portion the Assets being transferred to Buyer concurrent with the execution of hereof;

5.

All other instruments of conveyance as shall be necessary, in the reasonable opinion of Buyer and its counsel, to transfer to Buyer that portion of the Assets being transferred to Buyer concurrent with the execution of hereof, duly executed and acknowledged by Seller and, if necessary, in recordable form;

6.

Business records and customer lists, commitments and rights pertaining to the Assets being transferred to Buyer concurrent with the execution hereof;

7.

Assignments of any licenses and assumption agreements for any Assumed Contracts and Leases being assumed by Buyer concurrent with the execution hereof, such assignments and assumption agreements to be in such form as may be reasonably necessary in discretion of Buyer and Seller to ensure that Buyer shall have the full benefit of such rights and full liability for such obligations following the assignment and assumption thereof;

8.

All of the documents evidencing any Assumed Liabilities to be assumed by Buyer concurrent with the execution hereof; and

9.

Such other documents or deliveries as Buyer may reasonably request of Seller.

B.

Subject to the terms and conditions of this Agreement, at each Partial Closing with respect to the portion of the Assets to be transferred to Buyer at such Partial Closing, Seller shall execute and deliver or cause to be delivered to Buyer:

1.

The documents set forth in Section VIII(A)(4) – (9), as appropriate;

2.

Written updates to the Schedules as of the date of the Partial Closing; and

3.

A certificate (a "Seller Closing Certificate") setting forth the representations and warranties of Seller that (A) each of the representations and warranties made by Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Seller Closing Certificate, each of the representation and warranties made by Seller in this Agreement is accurate in all respects as of the date of the Partial Closing as if made on such date, (C) each of the covenants and obligations of Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Partial Closing has been duly complied with and performed in all respects, (D) expect as expressly set forth in the Seller Closing Certificate, each of the conditions set forth in Section X has been satisfied in all respects.

C.

Subject to the terms and conditions of this Agreement, at the Closing, Seller shall execute and deliver or cause to be delivered to Buyer:

1.

The documents set forth in Section VIII(A)(4) – (9), as appropriate;

2.

Written updates to the Schedules as of the Closing Date;

3.

A Seller Closing Certificate containing the information required by Section VIII(B)(3) with reference to the Closing Date; and

4.

All other agreements and documents required by this Agreement not previously delivered by Seller to Buyer.

IX.

DELIVERIES BY BUYER.

A.

Concurrent with Buyer's execution and delivery of this Agreement, Buyer shall execute and deliver or cause to be delivered to Seller:

1.

A Certificate of Good Standing or Certificate of Existence from the California Secretary of State certifying the existence and good standing of Seller as of a recent date prior to the Closing;

2.

Two (2) original, signed copies of a unanimous written consent or certified copies of resolutions of the Board of Directors of Buyer approving the purchase of the Business and the Assets from Seller;

3.

The Schedules containing the information required to be provided by Buyer hereunder; and

In the event that Buyer shall acquire any portion of the Assets or shall assume any of the Assumed Liabilities and/or Assumed Contracts and Leases concurrent with the execution of this Agreement, subject to the terms and conditions of this Agreement, Buyer also shall execute and deliver or cause to be delivered to Seller the following documents:

4.

Assumption agreements for any licenses, any Assumed Contracts and Leases and any Assumed Liabilities being assumed by Buyer concurrent with the execution hereof, such assumption agreements to be in such form as may be reasonably necessary in discretion of Seller to ensure that Buyer shall have the full benefit of such rights and full liability for such obligations following Buyer's assumption thereof; and

5.

Such other documents or deliveries as Seller may reasonably request of Buyer.

B.

Subject to the terms and conditions of this Agreement, at each Partial Closing with respect to the portion of the Assets to be transferred to Buyer at such Partial Closing, Buyer shall execute and deliver or cause to be delivered to Seller:

1.

The documents set forth in Section IX(A)(4) – (5), as appropriate;

2.

Written updates to the Schedules as of the date of the Partial Closing; and

3.

A certificate (the "Buyer Closing Certificate") setting forth the representations and warranties of Buyer that (A) each of the representations and warranties made by Buyer in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Buyer Closing Certificate, each of the representation and warranties made by Buyer in this Agreement is accurate in all respects as of the date of the Partial Closing Date as if made on such date, (C) each of the covenants and obligations of Buyer is required to have complied with or performed pursuant to this Agreement at or prior to the Partial Closing has been duly complied with and performed in all respects, (D) expect as expressly set forth in the Buyer Closing Certificate, each of the conditions set forth in Section XI has been satisfied in all respects.

C.

At the Closing, Buyer shall execute and deliver or cause to be delivered to Seller:

1.

The documents set forth in Section IX(A)(4) – (5), as appropriate;

2.

Written updates to the Schedules as of the Closing Date;

3.

A Buyer Closing Certificate containing the information required by Section IX(B)(3) with reference to the Closing Date; and

4.

All other agreements and documents required by this Agreement not previously delivered by Buyer to Seller.

X.

CONDITIONS TO OBLIGATIONS OF BUYER.

The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

A.

Authorization.  Seller shall have the corporate power and authority to consummate the transactions and perform its obligations contemplated by this Agreement.

B.

Notices; Consents.  All requisite notice to and consents, permits, licenses and authorizations of third parties, including but not limited to governmental or other regulatory agencies, required in the reasonable discretion of Buyer's counsel to be given or received, as the case may be, by or on the part of Seller or Buyer for the consummation of the transactions contemplated by this Agreement shall have been given or obtained.

C.

Representations and Warranties True.  The representations and warranties of Seller contained in this Agreement or in the Schedules hereto shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent expressly waived by Buyer in writing or as effected by transactions contemplated by this Agreement.

D.

Compliance with Covenants.  Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

E.

Litigation.  No action or proceeding shall be pending or threatened before any court or governmental body to restrain or prohibit (or which would have the effect of restraining or prohibiting), or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

F.

Delivery of Documents and Agreements.  Seller shall have executed and delivered or caused to be delivered to Buyer all of the documents and agreements set forth in Section VIII(C).

G.

Documents.  All documents and proceedings of Seller in connection with the transactions contemplated by this Agreement shall be as to form and substance reasonably satisfactory to Buyer and its counsel.

XI.

CONDITIONS TO OBLIGATIONS OF SELLER.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions:

A.

Authority.  Buyer shall have the corporate power and authority to consummate the transactions and perform its obligations contemplated by this Agreement.

B.

Notices; Consents.  All requisite notice to and consents, permits, licenses and authorizations of third parties, including but not limited to governmental or other regulatory agencies, required in the reasonable discretion of Seller's counsel to be given or received, as the case may be, by or on the part of Seller or Buyer for the consummation of the transactions contemplated by this Agreement shall have been given or obtained.

C.

Representations and Warranties True.  The representations and warranties of Buyer contained in this Agreement or in the Schedules hereto shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent expressly waived by Seller in writing or as effected by transactions contemplated by this Agreement.

D.

Compliance with Covenants.  Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

E.

Litigation.  No action or proceeding shall be pending or threatened before any court or governmental body to restrain or prohibit (or which would have the effect of restraining or prohibiting), or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

F.

Delivery of Documents and Agreements.  Buyer shall have executed and delivered or caused to be delivered to Seller all of the documents and agreements set forth in Section IX(C).

G.

Documents.  All documents and proceedings of Buyer in connection with the transactions contemplated by this Agreement shall be as to form and substance reasonably satisfactory to Seller and its counsel.

XII.

TERMINATION.

A.

In the event that Buyer does not satisfy its obligations under Section VI(A) hereof on or before October 6, 2007, then Seller may terminate this Agreement by providing to Buyer written notice of such termination, with such termination to be effective as of the date of the notice (the "Termination Date”).

B.

The following shall apply if this Agreement is terminated in accordance with this Section XII:

1.

Buyer shall be entitled to retain any portion of the Assets purchased from Seller on or prior to the Termination Date;

2.

Buyer shall remain obligated under all Assumed Liabilities and Assumed Contracts and Leases which Buyer assumed on or prior to the Termination Date;

3.

Seller shall be entitled to retain any portion of the Assets not purchased by Buyer on or prior to the Termination Date;

4.

All agreements executed in connection herewith, including but not limited to the Sublease Agreement, the Services Agreement and the Non-Competition Agreement, shall remain in effect following the Termination Date in accordance with their respective terms; and

5.

Except as set forth in Section II, which shall remain in effect following any termination hereof, Buyer shall not be entitled to the refund of any portion of the Purchase Price.

XIII.

GENERAL AND MISCELLANEOUS.

A.

Broker or Finder.  Buyer and Seller each agree to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party in connection with this Agreement and to bear the cost of legal expenses incurred in defending against any such claim.

B.

Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties with respect to the matters provided for and supersedes any previous agreements and understandings between the parties with respect to those matters.  This Agreement may not be amended, terminated or otherwise modified except by a writing executed and delivered by both Buyer and Seller.

C.

Headings.  The headings in this Agreement are solely for reference and shall not in any way affect the interpretation of this Agreement.  All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise indicated.

D.

Binding Affect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other, and any attempted assignment without the required consent shall be void and of no force or effect.

E.

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered by hand, (b) transmitted by prepaid cable, telex or telecopier (provided that a copy is sent at about the same time by registered or certified mail, return receipt requested), or (c) received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service to the addressee at the following addresses, telex numbers or telecopier numbers (or to such other address, telex number or telecopier number as a party may specify by notice given to the other party pursuant to this provision):

If to Seller to:

Telava Networks, Inc.
353 Sacramento Street

San Francisco, California
Attn:  Baldwin Yung,

with a copy to:

If to Buyer to:

Transnational Financial Network, Inc.
401 Taraval Street
San Francisco, CA  94116
Attn: Joseph Kristul, CEO
Facsimile:  (480) 214-0671,

with a copy to:

Robert A. Forrester
1215 Executive Drive West
Suite 102
Richardson, TX 75081
Facsimile:  (972) 480-8406

F.

Survival of Representations and Warranties.  The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing.

G.

Severability.  If any one or more of the provisions of this Agreement shall be found by a court of competent jurisdiction to be unreasonably restrictive, under the circumstances, then such provision or provisions shall be modified by such court so as to apply the same to the maximum extent allowed by law and any such modification shall not affect the validity of any other provision contained in this Agreement.

H.

Agreement to Take Necessary and Desirable Actions.  Seller and Buyer each agrees to execute and deliver such other documents, certificates and agreements and to take such other actions as may be reasonably necessary or reasonably appropriate to consummate the transactions contemplated hereby.

I.

Publicity.  Between the date of this Agreement and the Closing Date neither Buyer nor Seller shall publicly disclose any aspects of this Agreement without the prior consent of the other.  In the event any public disclosure is required by law, Buyer and Seller will consult prior to the making thereof and use their best efforts to agree upon a mutually satisfactory text.

J.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

K.

Consent to Jurisdiction.  The parties hereto are experienced commercial enterprises acting with and upon the advice of legal counsel.  Buyer and Seller hereby agree for themselves and for their successors and assigns that in the event of any litigation hereunder, the exclusive venue and place of jurisdiction for such litigation shall be in the state courts or federal district courts situated in San Francisco County, California, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

L.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

F-1

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

TRANSNATIONAL FINANCIAL NETWORK, INC. By: /s/ Joseph Kristul Joseph Kristul, Chief Executive Officer	TFN FUNDING LLC By: /s/ Joseph Kristul Joseph Kristul, Chief Executive Officer